UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

FIRST INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Florida	333-180653	45-4523372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Waters Edge,

Congers, NY 10920

(Address of Principal Executive Offices)

131 Bayview Drive

Osprey, FL

(former Address of Principal Executive Offices)

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

USE OF DEFINED TERMS

Except as otherwise indicated by the context, references in this Report to:

●	The “Company,” “we,” “us,” or “our,” are references to the combined business of First Independence Corp., The CodeSmart Group, Inc., and International Alliance Solutions LLC.

●	“CODESMART™” refers to The CodeSmart Group, Inc., a corporation incorporated under the State of Nevada.

●	“IAS” Refers to International Alliance Solutions LLC, a limited liability company formed under the State of Delaware.

●	“U.S. dollar,” “$” and “US$” refer to the legal currency of the United States.

●	“Securities Act” refers to the Securities Act of 1933, as amended.

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

Forward Looking Statements

This Current Report on Form 8-K and other reports filed by registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to, registrant’s management, as well as estimates and assumptions made by registrant’s management. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to registrant or registrant’s management identify forward-looking statements. Such statements reflect the current view of registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this Current Report on Form 8-K entitled “Risk Factors”) relating to registrant’s industry and registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations, or the results of any revision to these forward-looking statements.

Item 1.01 Entry Into A Material Definitive Agreement

Share Exchange Agreement

On May 3, 2013, the Company, The CodeSmart Group, Inc. (“CODESMART™”), a Nevada corporation and stockholders of CODESMART™ who collectively own 68.06% of CODESMART™ (the “CodeSmart Stockholders”) entered into and consummated transactions pursuant to a Share Exchange Agreement (the “Share Exchange Agreement,” such transaction referred to as the “Share Exchange Transaction”), whereby (i) the Company issued to the CodeSmart Stockholders an aggregate of 3,062,500 shares of its common stock, par value $.0001 (“Common Stock”), in exchange for 68.06% of equity interests of CODESMART™ held by the CodeSmart Stockholders. After the Share Exchange Transaction, the Company intends to implement an 8-for-1 forward stock split of Common Stock. As a result of the Share Exchange Transaction, CODESMART™ became a subsidiary of the Company.

The Share Exchange Agreement contains representations and warranties by us, CODESMART™ and the CodeSmart Stockholders which are customary for transactions of this type such as, with respect to the Company: organization, good standing and qualification to do business; capitalization; subsidiaries; authorization and validity of the transaction and transaction documents; consents being obtained or not required to consummate the transaction; no conflict or violation of Articles of Incorporations and By-laws, with respect to CODESMART™: authorization; capitalization; and title to CODESMART™’s common stock being exchanged, and with respect to CodeSmart Stockholders: authorization; no conflict or violation of law; investment purpose; accredited investor status; reliance on exemption on the Company’s Common Stock to be exchanged; and transfer or resale pursuant to the 1933 Act, as amended.

PIPE

Also on May 3, 2013 and simultaneous with the closing of the Share Exchange Transaction, the Company consummated a private placement of its Common Stock pursuant to a Securities Purchase Agreement (the “PIPE SPA”) with certain accredited investors (“PIPE Investors”), where the Company sold an aggregate of 168,750 shares of Common Stock for gross proceeds of $270,000 (the “PIPE”). The PIPE SPA contains representations and warranties of the Company that are customary to this type of transactions. Under the PIPE SPA, the Company granted piggy-back registration rights to the PIPE Investors, where the Company will be obligated to include the Common Stock sold in the PIPE in a registration statement which the Company prepares to file with the SEC relating to an offering for the Company’s own account or the account of others under the Securities Act, other than an underwritten offering or on Form S-4 or Form S-8.

Lockup Agreement

The Company and certain shareholders of the Company entered into a Lockup Agreement (the “Lockup Agreement”) on May 3, 2013, whereby such shareholders shall not offer or sell any securities owned by them within two months from the date the Lockup Agreement was signed, and starting from the third month through the twelfth month anniversary from May 3, 2013, such shareholders are permitted to sell the Company’s securities of no more than 5% of the weekly trading volume of the Company’s Common Stock. The Lockup Agreement will expire on the one year anniversary from the date when the Lockup Agreement was signed.

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 3, 2013, we completed the acquisition of CODESMART™ pursuant to the Share Exchange Agreement. The acquisition was accounted for as a reverse merger and recapitalization effected by a share exchange. CODESMART™ is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

OUR CORPORATE STRUCTURE

The Company is a Florida corporation incorporated on February 10, 2012 in the State of Florida. Following the acquisition of CODESMART™, CODESMART™ became our direct subsidiary effective on May 3, 2013.

The following diagram sets forth the structure of the Company as of the date of this Report:

OUR BUSINESS

Overview

First Independence Corp. was incorporated in the State of Florida on February 10, 2012. Our activities since inception consisted of primarily of trying to develop a facility to create our own private label pourable food products (hot and cold) for national supermarket chains and specialty stores. Immediately following the closing of the Share Exchange Transaction, the Company incorporated the business of CODESMART™.

The CodeSmart Group, Inc. (“CODESMART™”) was formed on October 3, 2012, as a corporation under the laws of the state of Nevada. International Alliance Solutions LLC (“IAS”) was formed by the founders of CODESMARTTM as a limited liability company in the State of Delaware on December 14, 2010. Currently, IAS is in the process of transferring all of its assets, including the trademark “CODESMARTTM to The CodeSmart Group, Inc. CODESMART™ seeks to become a recognized leader in ICD-10 preparation, education and implementation. ICD-10 is the 10th revision of the International Statistical Classification of Diseases and Related Health Problems (“ICD-10”), a medical classification list by the World Health Organization (“WHO”). This system is utilized by the medical industry for medical diagnosis codes, which is the method by which all healthcare professionals request payment for services rendered in virtually all medical and health care situations. The codes also are the basis of all clinical data as to all procedures that have been performed. Every medical insurance claim submitted to insurance companies has to be accompanied by a medical code for the condition, treatments, diagnosis and any procedures performed by healthcare providers for the treatment of an illness, injury or disease. Said another way, the financial side of the medical industry and the business practices of healthcare providers are dependent on the medical codes.

As the new medical coding system, ICD-10 is mandated by Centers for Medicare & Medicaid Services (“CMS”) to take effect on October 1, 2014. In addition, the ICD-10 code sets are not a simple update of the ICD-9 code set, the previous system. The ICD-10 code sets have fundamental changes in structure and concepts that make them very different from ICD-9. With the mandated switch from ICD-9 to ICD-10 rapidly approaching, we believe there will be a significant shortage of coders and billers. To address this anticipated demand, CODESMART™ has already established and is currently operating CODESMART™ University, which we believe to be the best available ICD-10 education and training solution in the country and which is the top ranked solution according to HIMSS (Health Information Management Systems Society), the largest national healthcare association. CODESMART™ offers the education program in ICD-10 to educate existing coders and practitioners, as well as new coders into the industry to help with the severe shortage of medical coders for ICD-10.

On October 4, 2012, CODESMART™ launched its branded on-line coding school CODESMART™ UNIVERSITY, the keystone of an integrated package of services, all of them designed to provide a complete integrated solution for ICD-10 conversion and the revenue cycle to healthcare professionals. CODESMART™’s core focus is to furnish the US healthcare industry with educated, trained and qualified ICD-10 certified coders. CODESMART™ is utilizing its partnership with the Florida International University (the “FIU”), which provides support as strategic partner to host CODESMART™ UNIVERSITY on a private label basis for Universities and Colleges nationally through the integration of its vast infrastructure of professors and subject matter experts who are currently working for the school pursuant to a Course Development and Management Services and License Agreement. CODESMART™ has already begun to enroll students into its existing coders and new coder programs. The new Coder program is an early adapter to the market and CODESMART™ will become a leader in educating talent to become new coders.

Our Products

ICD-10 Online Training

CODESMART™ UNIVERSITY provides a dynamic on-line training program that teaches current and new medical coding professionals to be proficient with using the new ICD-10-CM/PCS coding systems. We provide three types of different training courses in implementing the ICD-10 coding programs: ICD-10 training for existing coding professionals, ICD-10 training for new coding professionals, and ICD-10 for clinicians. The CODESMART™ learning platform, supported by Florida International University (FIU), offers the most interactive approach to learning in ICD-10 nationally. It addresses the three ways of learning, tactile, verbal, and audio. The course design allows interactivity within each course, and provides access to outside resources for additional learning. The three dimensional design of the course actually allows students to learn anatomy and physiology through virtual dissection of the human body parts and many types of interactive exercises to reinforce learning.

Consulting Services

CODESMART™ also provides a number of ancillary services, which integrate to provide a complete ICD-10 and revenue cycle solution, including but not limited to the following:

●	Training and education for ICD10 -CODESMART™ has the ability to provide highly qualified management and staff, including qualified ICD10 trainers;

●	ICD10 preparation for healthcare providers;

●	Outsourced coding/auditing;

●	Placement Service for trainers and coders; and

●	Clinical documentation improvement programs and training

Workshops and Corporate Training

CODESMART™ plans to host live instructional workshops at a variety of different sites, including but not limited to hospitals, schools, or other continuing education courses. Additionally, we plan to air these instructional workshops via webinar.

CODESMART™ also plans to offer extra certifications/ courses (Specialty Certifications) to the following practice areas or specialties:

●	Physicians
●	Dental
●	Chiropractors
●	Nursing
●	Surgery
●	Radiology

When appropriate corporate/hospital/facility/practice training in other subject areas such as practice management, project management and training will also be offered to prospective students.

Conventions /Conferences

CODESMART™ plans to host annual meetings/conventions with various continuing education programs. Exhibitors and vendors at such events will be able to present new products to the coders, office managers, physicians (and other certification holders). Initially we anticipate these being small regional meetings until we grow into the ability to host meetings on a national scale.

Our Market Opportunity

Healthcare is the largest industry in the United States today, accounting for approximately 1 in 8 workers (16 million people), and is responsible for generating approximately $2.7 trillion each year, and growing. (http://www.npr.org/blogs/health/2012/03/19/148932689/health-care-in-america-follow-the-money). In this huge industry, there are currently about 1 million existing coders, 3 million nurses, 1 million physicians, and 15 million hospital employees. Experts project that an additional few million new coders will be needed during the next 3 years as the industry transitions from ICD-9, the previous coding system, to ICD-10. (U.S. Department of Education, National Center for Education Statistics)

We believe businesses that will need ICD-10 training and support services will include hospitals, physicians, ambulatory centers, clinics, nursing homes and any other provider who codes for reimbursement. In addition to businesses, our students may come from colleges and universities, professional and vocational schools, consulting firms, healthcare IT firms, EHR companies, individual consultants, and other related firms. We also believe CODESMART™ can train anyone who is not a coder today but wishes to become one. Their benefit is to become part of a fast-growing field with great earnings potential and plenty of available jobs.

The Department of Health and Human Services oversees medical diagnosis codes, and the new system, ICD-10, has already been mandated. All medical service providers in the United States must be ICD-10 compliant by no later than October 1, 2014. There are approximately 15 million physicians, nurses, medical coders, and hospital employees in the U.S. who need to receive this mandatory expertise through training and education. The old medical code system had approximately 13,000 codes, and ICD-10 has approximately 160,000, highlighting the significant amount of education regarding codes that need to take place in order for medical practitioners and hospitals to be compliant and continue to qualify for payments (The Differences Between ICD-9 and ICD-10, American Medical Association, Fact Sheet No. 2. http://www.ama-assn.org/ama1/pub/upload/mm/399/icd10-icd9-differences-fact-sheet.pdf).

Additionally, we believe there will be a projected shortage of coders in the near future, as many are nearing retirement age, and the remaining coders will have to specialize. For these reasons, Forbes has reported that there is going to be significant demand for ICD-10 trained coders over the coming years, especially for coders that are new to the industry, who can make over $50,000 per year without a college degree (http://www.forbes.com/sites/davidwhelan/2011/10/11/how-to-get-an-80000-job-in-health-care-without-a-college-degree/).

With the mandated switch from ICD-9 to ICD-10 rapidly approaching, we believe there will be a significant shortage of coders and billers. The workload for ICD-10 is much greater because of the difference in specificity between ICD-9 and ICD-10 coding. The level of detail in ICD-10 requires an entirely different skill set. The starting salary for a coder with no experience is expected to be over $50,000 according to a variety of industry associations because of the great demand for new talent that will be caused by ICD-10. Further In December 2011, Forbes magazine reported that coding for ICD-10 is one of the fastest growing employment fields in the United States. We will be focusing our efforts on becoming a leader in educating and creating new coders to help fill that void.

We believe that our alliance with FIU offers a significant advantage in providing distribution and outreach channels with high schools, community colleges and other associations.

The following groups will be especially targeted for careers in coding ICD-10:

●	Senior population
●	High School Graduates
●	Community Colleges
●	Military Veterans
●	Disabled
●	Federal and State Programs
●	Unemployment Offices

We anticipate reaching these markets will be done through advertising, community outreach and setting up relationships with the various channels and distribution networks. To assist in the marketing of the university to new coders, we are establishing a loan financing program for students with a national Financing company. Having this program in place will draw students to our program and increase access to a much larger population of potential students who may not otherwise be able to afford tuition costs.

Strategic Partnerships/Alliances

From November 2012 to April 2013, the Company entered into several consulting agreements and established extensive relationship with strategic partners around the country, including colleges and universities, consulting firms, healthcare companies, technology companies, staffing companies, and other outsourced coding/billing companies. Pursuant to these agreements, our strategic partners promote and market our ICD-10 training courses, refer clients, organize public relationship activities, and build brand recognition for our products.

Customers

Customers for our products and services include:

●	Physicians
●	Hospital
●	Coders
●	Billers
●	Outsourced coding and billing companies
●	Nurses
●	Physician assistants
●	Nursing Homes
●	Ambulatory Centers
●	Clinics

Marketing and Sales

CODESMART™ is undertaking a marketing campaign with a multi-faceted approach to covering all healthcare market segments.

Identifying the CODESMART™ brand and delivering our message to healthcare facilities is a critical component of our marketing plan. Our target market is anyone who needs to code for reimbursement, including but not limited to, hospitals, physicians, ambulatory centers, nursing homes and payers.

We have initiated a major sponsorship campaign and are now endorsed by HIMMS, a cause-based, not-for-profit organization exclusively focused on providing global leadership for the optimal use of information technology (IT) and management systems for the betterment of healthcare, as the leading provider of ICD-10 educational services for the HIMMS ICD-10 playbook industry wide. The playbook was created by HIMSS to provide the industry with resources related to their ICD-10 transition. We believe that this program will help generate significant leads, build our CODESMART™ UNIVERSITY brand as a recognized industry leader and give us a recognizable identity as an organization known to ensure the right coding for all procedures, offering the best education in the industry for Coders and Clinicians.

We have initiated a relationship with the largest direct marketing company for the education space to engage in nationwide campaign to generate leads for CODESMART™ UNIVERSITY. A public relations campaign integrated with the lead generation program is in the process of being designed and executed and will include advertising and press coverage in magazines, radio, television, industry publications, trade shows, industry associations, press releases, social media, etc. These will all be part of the branding strategy.

In addition, we have begun a significant Social Media campaign utilizing blogs, twitter, Facebook, and LinkedIn. A targeted campaign will be made to the following distribution groups:

1.	Technology companies
2.	Healthcare Management Companies
3.	Group Purchasing Organizations
4.	Law firms
5.	CPA’s
6.	Strategic Partners
7.	Large Consulting Firms
8.	Trade Associations
9.	Universities, colleges and other educational organizations
10.	Outsourced coding and billing companies

In addition, the Company will continue to speak at industry functions and maintain a very high presence in industry associations. Further, we are planning to exhibit CODESMART™ UNIVERSITY at major industry events on an ongoing basis.

As we grow, we believe we will be able to bring on new business development professionals and account management specialists with s strong healthcare background to pursue sales in two distinct markets, the two main categories of end users, which are healthcare organizations (providers and payers) and potential new coders consisting of those looking for new career opportunities. These market segments require two very different sales strategies. The healthcare organization would require a more sophisticated and consultative sale while the recruitment of potential new coders will focus on unemployed or individuals in a career transition. There are significant distribution relationships in place that will need to be managed and cultivated by account representatives.

Competitive Environment/ Comparison of ICD 10 Online Curriculums

We believe that CODESMART™ University is the unique ICD-10 online curriculum that provides training for all of the following in one school: existing coders, new coders and clinicians in a certification program. Other existing and large online universities, do not have certification programs for ICD-10. Consulting companies which have created on-line learning platforms, do not provide training for new coders, only existing coders and clinicians but less interactive and not designed by education design experts.

Large consulting Companies, do not provide training for new coders, their solutions are based strictly for existing coders and clinicians. Many organizations are only capable of providing limited onsite training resources. AHIMA (American Health Information Management Association) is currently training onsite for ICD 10 Train the Trainers. CODESMART™ is very distinguished in the way we deliver on-line education in a very interactive and intuitive manner with professors to help mentor students through the program. The programs of study are extremely difficult to replicate and building an on-line University of our caliber is a barrier to entry.

CODESMART™ Programs

CODESMART™ICD-10 training to New Medical Professionals	Very thorough in A&P, physiology and pharmacology. Over 900 hours
CODESMART™icd-10 training to Existing Medical Professionals	Includes the courses listed above, which is unique in our approach Over 200 hours
CODESMART™ ICD-10 training to Clinicians	Doesn’t include courses listed above, but does include Clinical Document Improvement 15 hours

Coding School Development

The curriculum was developed by the CODESMART™ educational team lead by the Dean of CODESMART™ UNIVERSITY and our network of subject matter experts. We believe these are the top experts in the industry for ICD-10 and related subject matter for the curriculum.

FIU is providing the customer service and back office support for CODESMART™ UNIVERSITY. FIU will continue to provide operational and administrative support for the university. This will include webhosting, customer service, continued programming and development of new courses going forward. There will be constant updates to the content as rules and regulations change. Additionally, we will be creating new courses over the next few years that go beyond coding and clinical documentation.

New Course programs slated for the future include: trainers, project management, and healthcare IT curriculum.

CODESMART™ will maintain the content of the courses as updates are necessary. Our professors/subject matter experts provide these updates and will be available to answer questions from students as well as help monitor their respective courses. CODESMART™ provides the professors for the university.

Consultants and coders will be added, as needed and will all be certified. Our systems will be structured to focus on execution and business impact of each project, such as the development of a roadmap for all major activities required for completion of our course, as well as, recommendations for program governance and coordination throughout the project.

Technology

We have technology in tracking sales/commissions and software to track sales, keep database of coders/candidates and deployment of staff will be utilized. Outsourced coders are virtual and based where they live in order to recruit and have access to the best available talent. We have software in place to code remotely which provides a safe and secure environment and it is HIPAA compliant.

Our websites continue to be revised as new curriculum is launched. Search engine optimization will also be done. This will be managed by an outside firm.

Our Growth Strategy

We intend to pursue the following strategies to drive our future growth:

●	Generate Enrollment Growth. We intend to continue to drive increased enrollments through targeted marketing and recruiting efforts as well as through referrals.

●	Enhance Curriculum to Include new programs in Health IT, continuing education for coders, clinical documentation, and other related programs.

●	Expand Presence consulting and outsourced coding business.

●	Develop a loan financing program with related products and programs attached to provide to the customer so they keep a long term relationship with CODESMART™.

●	Strengthen Awareness and Recognition of the CODESMART™™ Brand. The CODESMART™ brand already enjoys strong recognition within ICD-10 coding community. We have developed a comprehensive brand strategy and intend to invest in further developing awareness of both the CODESMART™ brand and the core philosophy behind our learning system.

●	Continue to align with large distribution partners who give us exclusivity in targeted markets, thus locking out the competition.

Significant Accomplishments

●	The CODESMART™ name and brand has been conditionally approved as a trademark with the U.S. Patent Office.

●	CODESMART™ is the first to market in reaching out to new coders. This is the single most important aspect of the business. The competition is fighting for hospitals, and forgetting about the consumer opportunity of bringing many new people into the industry.

●	Distribution arrangements are already in place with major companies. This gives CODESMART™ widespread reach and immediate access to hundreds of thousands of potential students. Each distribution agreement includes exclusivity for CODESMART™, so competitors are locked out from Company partners, which also provide endorsements in each population represented.

●	The Company entered into long-term agreement with AMERINET, one of the country’s three largest hospital Group Purchasing Organizations representing 2800 hospitals in a sole source “choice” program. This program gives CODESMART the preferential market position and an endorsement from AMERINET as the premier provider of all ICD-10 related services. The hospital members who are partners in The GPO receive incentives by AMERINET to utilize CODESMART™ products because we are an AMERINET CHOICE partner.

●	CODESMART™ University has been endorsed by two Regional Extension Centers in Florida, a federal program overseen by the ONC, (Office of National Coordinator For Health Information technology) who promote electronic health information and ICD-10 to over 6,000 providers in South Florida.

Intellectual Property

Trademarks and Trade Secrets

On May 7, 2013, the Company entered into an Assignment of Trademark and Trademark Application Agreement with IAS, whereby IAS transferred the trademark of “CODESMART™” to the Company. We are in the process of registering the trademark under our name with the United States Patent and Trademark Office.

We will also use confidentiality agreements and non-compete agreements to protect our proprietary rights.

License

CODESMART™ grants permission to various universities and colleges to use the ICD-10 training program. Pursuant to a license agreement with the FIU, CODESMART™ grants FIU permission to use the content of the ICD-10 coding program on FIU’s online courses, and FIU is responsible to provide course development and management on the CODESMART™ online courses and remit the course fees to CODESMART™. FIU has completed the on-line course development and the courses are open to the students. We also entered into an agreement with the University of Central Florida (the “UCF”), whereby we granted a license to use the ICD-10 training curriculums to the UCF and the UCF provides the platform of online courses for the ICD-10 programs.

Employees

CODESMART™ currently has 5 full-time employees. CODESMART™ considers its employee relations to be good, and to date has not experienced a work stoppage due to a labor dispute. None of CODESMART™’s employees are represented by a labor union. For further information see section 5.02 below.

Bridge Financing of CODESMART™

On April 15 and April 24, 2013, CODESMART™ conducted a bridge offering of approximately $250,000 of its Secured Convertible Promissory Notes (the “Bridge Notes”) to 2 accredited investors (the “Bridge Investors”) pursuant to that certain Subscription Agreement dated as April 12, 2013. The Bridge Notes are of a term of 90 day and may be converted the securities offered in the first private placement of the company with which CODESMART™ consummates business combination after the issuance of the Bridge Notes (the “Private Placement”). The conversion price of the Bridge Notes is 100% of the price of the securities sold in the Private Placement. As a result of the consummation of the Share Exchange Transaction and the PIPE on May 3, 2013, the Bridge Notes may be converted, at the option of the Bridge Investors, into shares of Common Stock at the conversion price of $1.6 per share.

Management’s Discussion And Analysis Of Financial Condition AND Plan Of Operations

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar language. Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this Current Report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this Current Report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this Current Report on Form 8-K.

Plan of Operations

The company plans to implement operations and reaching their goals and objectives by hiring talented people to fill key roles throughout the organization. The company utilizes a cutting edge hiring process with a long term successful track record. The company has already been successful in building its core management team. The company has a philosophy in hiring the best talent along with a strong branding and marketing campaign. The marketing campaign is multifaceted and includes a very aggressive direct marketing campaign along with building strong distribution partnerships as it has already begun to do very successfully. The majority of funds received will be put into marketing, branding, and sales activities along with operational support activities. The success of the company is directly related to the money to be spent on marketing and sales campaigns and support. Building a national brand and creating market awareness will be critical. Supporting sales and customers will also be important from an operational perspective.

Over the next twelve months of operations, the company has a goal of enrolling approximately 1,000 existing coders, 1,500 clinicians and approximately 5,000 new coders over the next 12 months. We estimate about $10 million in revenues over the following 12 months from the date of this document.

Results of Operations for the Period October 3, 2012 (Inception) to December 31, 2012

General and Administrative Expenses

General and administrative expenses for the period ended December 31, 2012 consisted primarily of compensation in the amount of $19,935 to our founders and minimum other general and administrative expenses totaling $3,451.

Loss from Operations

Loss from operations for the period ended December 31, 2012 was $23,386. The loss was primarily attributable to the general and administrative expenses as detailed above.

Net Loss

Net Loss from operations for the period ended December 31, 2012 was $23,386. The net loss was primarily attributable to the general and administrative expenses as detailed above.

Inflation did not have a material impact on the Company’s operations for the period. Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on the Company’s results of operations.

Capital Resources and Liquidity

The following table summarizes total current assets, liabilities and working capital at December 31, 2012.

December 31, 2012
Current Assets	$6,074
Current Liabilities	$2,215
Working Capital	$3,949

At December 31, 2012, we had working capital of $3,949. The Company has is yet to commence commercialization of the product line, and is yet to record a sale.

Net cash used for operating activities for the period ended December 31, 2012 was $18,926.  The net loss for period December 31, 2012 was $23,386. Cash used in operating activities was primarily for compensation and general and administrative expenses.

Net cash obtained through all financing activities for the period ended December 31, 2012 was $25,000.  This consisted of $25,000 in proceeds from the sale and issuance of common stock.

Going Concern

As reflected in the accompanying financial statements, the Company has a net loss and net cash used in operations of $23,386 and $18,926, respectively, for the year ended December 31, 2012.

The ability of the Company to continue its operations is dependent on Management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence.

The Company may require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives.  The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future if it does not receive the anticipated additional funding.   There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all. In that event, the Company would be required to change its growth strategy and seek funding on that basis, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

In response to these problems, management has taken the following actions:

-	seek additional third party debt and/or equity financing;

-	continue with the implementation of the business plan;

-	increase revenue commercialization of the technology.

To date all of our funding has been generated from private investment(s). During the next twelve months we anticipate raising funding to continue expansion, however as of this writing we only have sufficient funds to proceed with basic company operations only; we do not have sufficient funds to fully implement our business plan until such time that we are able to raise additional funding, to which there is no guarantee. If we do not obtain the funds necessary for us to continue our business activities we may need to curtail or cease our operations until such time as we have sufficient funds.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have an effect on the Company’s financial statements.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 2 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

We believe the following critical accounting policies and procedures, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Development Stage Company

The Company’s financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and further implementation of the business plan, including research and development.

Revenue Recognition and Deferred Revenue

Revenues will consist primarily of tuition and fees derived from courses taught by the University online as well as from related educational resources that the University provides to its students, such as access to our online materials and learning management system.  Tuition revenue and most fees from related educational resources will be recognized pro-rata over the applicable period of instruction.  The University will maintain an institutional tuition refund policy, which provides for all or a portion of tuition to be refunded if a student withdraws during stated refund periods.  Certain States in which students reside impose separate, mandatory refund policies, which override the University’s policy to the extent in conflict.  If a student withdraws at a time when a portion or none of the tuition is refundable, then in accordance with its revenue recognition policy, the University will immediately recognize as revenue the tuition that was not refunded.  Since the University will recognize revenue pro-rata over the term of the course and because, under its institutional refund policy, the amount subject to refund is never greater than the amount of the revenue that has been deferred, under the University’s accounting policies revenue will not be recognized with respect to amounts that could potentially be refunded.  The University will also charge students annual fees for library, technology and other services, which will be deferred and recognized over the related service period.  Deferred revenue and student deposits in any period will represent the excess of tuition, fees, and other student payments received as compared to amounts recognized as revenue and will be reflected as current liabilities in the accompanying consolidated balance sheets.  The University’s educational programs have starting and ending dates that differ from its fiscal quarters.  Therefore, at the end of each fiscal quarter, a portion of revenue from these programs is not yet earned.  Other revenues may be recognized as sales occur or services are performed. There was no revenue earned for the period.

Instructional Costs and Services

Instructional costs and services will consist primarily of costs related to the administration and delivery of the Company’s educational programs.  This expense category includes compensation for faculty and administrative personnel, costs associated with online faculty, curriculum and new program development costs, bad debt expense related to accounts receivable, financial aid processing costs, technology license costs and costs associated with other support groups that provide services directly to the students. There were no instructional costs and service costs incurred for the period.

Marketing and Promotional Costs

Marketing and promotional costs will include compensation of personnel engaged in marketing and recruitment, as well as costs associated with purchasing leads, producing marketing materials, and advertising.  Such costs are generally affected by the cost of advertising media and leads, the efficiency of the Company’s marketing and recruiting efforts, compensation for the Company’s enrollment personnel and expenditures on advertising initiatives for new and existing academic programs.  Advertising costs will consist primarily of marketing leads and other branding and promotional activities.  Non-direct response advertising activities are expensed as incurred, or the first time the advertising takes place, depending on the type of advertising activity. There were no marketing and promotional costs incurred for the period.

Stock-based compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, “Accounting for Stock-Based Compensation” established financial accounting and reporting standards for stock-based employee compensation. It defines a fair value based method of accounting for an employee stock option or similar equity instrument. The Company accounts for compensation cost for stock option plans in accordance with ASC 718. The Company accounts for share based payments to non-employees in accordance with ASC 505-50 “Accounting for Equity Instruments Issued to Non-Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

The Company recognizes all forms of share-based payments, including stock option grants, warrants and restricted stock grants, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

Share based payments, excluding restricted stock, are valued using a Black-Scholes option pricing model. Share based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Stock based compensation expenses are included in cost of goods sold or selling, general and administrative expenses, depending on the nature of the services provided, in the Statement of Operations. For the period (October 3, 2012 (date of inception) to December 31, 2012 share based compensation amounted to $2,335.

Off Balance Sheet Arrangements:

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

DESCRIPTION OF PROPERTY

Our principal executive office is located at 103 Waters Edge, Congers, NY 10920.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the name and position of each of our current executive officers and directors. All directors hold office until the next annual meeting of stockholders or until their respective successors are elected, except in the case of death, resignation or removal:

Name	Age	Position

Ira Shapiro	52	Chief Executive Officer and Chairman of the Board of Directors

Sharon Franey	52	Chief Operating Officer and Director

A brief biography of our director is more fully described in Item 5.02, which is incorporated herein by reference.

Committees

We do not have a standing nominating, compensation or audit committee. Rather, our full board of directors performs the functions of these committees. Also, we do not have a “audit committee financial expert” on our board of directors as that term is defined by Item 401(d)(5)(ii) of Regulation S-K. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our Common Stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent.  We do not have majority of independent directors.

Code of Ethics

Our Board of Directors adopted a code of ethics filed as Exhibit 14.1 to the Registration Statement on S-1 filed on April 11, 2012, and is incorporated by reference herein. The Code of Ethics applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The code of ethics address, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code.

EXECUTIVE COMPENSATION

First Independence Corp. Summary Compensation

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by First Independence Corp. during the period from inception (February 22, 2012) through February 28, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
(1) Bruno Pasquali	2012	0	0	0	0	0	0	0	0

(2) Nigel G. Lindsay	2012	0	0	0	0	0	0	0	0

(1)	Mr. Bruno Pasquali is the founder and was sole executive officer and director of the Company until February 6, 2013 and did not receive any personal compensation for his services as such.

(2)	Mr. Nigel G. Lindsay was appointed Chief Executive Officer and sole director on February 6, 2013 and resigned from all his positions on May 3, 2013.

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table from inception through February 28, 2013.

CODESMART™ Summary Compensation

The following table sets forth information for CODESMART™’s most recently completed fiscal year concerning the compensation of Ira Shapiro, our Chief Executive Officer (“CEO”) and all other executive officers of Company during the most recently completed fiscal year ended December 31, 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Ira Shapiro CEO, Chairman (1)	2012	0	0	0	0	0	0	0	$0

Sharon Franey(2) COO, Director	2012	0	0	0	0	0	0	0	0

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised since the date of inception of the Company, February 22, 2012, through the date of this Current Report on Form 8-K by the executive officers named in the Summary Compensation Tables.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP.

Option Plan

We currently do not have a Stock Option Plan, however, we may to issue stock options pursuant to a Stock Option Plan in the future. Such stock options may be awarded to management, employees, members of the Company’s Board of Directors and consultants of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with related persons

Our policy is that a contract or transaction either between the Company and a director, or between a director and another company in which he is financially interested is not necessarily void or void-able if the relationship or interest is disclosed or known to the board of directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company.

Except as disclosed in the Company’s Annual Report on Form 10-K for the year ended February 28, 2013, the Company was not a party to any transaction (where the amount involved exceeded the lesser of $120,000 or 1% of the average of our assets for the last two fiscal years) in which an director, executive officer, holder of more than five percent of our common stock, or any member of the immediate family of any such person have or will have a direct or indirect material interest and no such transactions are currently proposed.

Independent Directors

For purposes of determining independence, the Company has adopted the definition of independence as contained in NASDAQ Market Place Rules 4200. Pursuant to the definition, the Company has determined that none of its directors is independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of May 9, 2013, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner(1)	Shares	Total(2)

Directors and named Executive Officers

Ira Shapiro	1,425,000	22.87%

Sharon Franey 5029 Apple Lane, Mohnton, PA 19540	1,456,250	23.37%

All Directors and executive officers as a group (2 persons) 5% Security Holders	2,881,250	46.24%

Marc Wexler 19 Birch Lane, Colts Neck, NJ 07722	320,381	5.14%

Fidelis Holdings, LLC 560 Lexington Avenue, 16th Floor New York, NY 10022	340,625	5.47%

OmniView Capital LLC 149 Rowayton Avenue, Suite C Rowayton, CT 06853	390,625	6.27%

(1) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is 103 Waters Edge, Congers, NY 10920.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There were 6,231,250 shares of common stock issued and outstanding as of May 9, 2013.

DESCRIPTION OF SECURITIES

General

The Company’s authorized capital stock consists of 500,000,000 shares of common stock, with a par value of $.0001 per share, and 10,000,000 shares of preferred stock, with a par value of $.0001 per share (“Preferred Stock”).

Common Stock

The Company’s common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any Preferred Stock. Holders of the Company’s common stock representing fifty percent (50%) of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of the Company’s stockholders. The Company’s Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of Preferred Stock created by the Company’s Board of Directors from time to time, the holders of shares of the Company’s Common Stock will be entitled to such cash dividends as may be declared from time to time by the Company’s Board of Directors from funds available therefore.

Subject to any preferential rights of any outstanding series of Preferred Stock created from time to time by the Company’s Board of Directors, upon liquidation, dissolution or winding up, the holders of shares of the Company’s common stock will be entitled to receive pro rata all assets available for distribution to such holders.

Holders of the Company’s common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The Company currently has one class of Preferred Stock, the Series A Preferred Stock, par value $.0001 per share (the “Series A Preferred Stock”). The Series A Preferred Stock is convertible into Common Stock on a one-to-one basis and is entitled to vote together as a single class which is counted as 60% of the total votes so long as the Series A Preferred Stock is outstanding, with no dividend rights and no liquidation preferences.

The Company’s Board of Directors is authorized by its Articles of Incorporation to issue Preferred Stock from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions, thereof, as shall be stated in the resolutions adopted by the Company’s Board of Directors providing for the issuance of the Preferred Stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

While there is no established public trading market for our Common Stock, our Common Stock is quoted on the OTC Markets OTCQB, under the symbol “FICF.”

The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Holders

As of May 9, 2013, we have 6,231,250 shares of our common stock par value, $.0001 issued and outstanding. There are approximately 31 beneficial owners of our common stock.

Transfer Agent

The Transfer Agent for our capital stock is Island Stock Transfer, located at 15500 Roosevelt Boulevard, Suite 301.

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. See “Risk Factors.”

Equity Compensation Plan Information

Currently, there is no equity compensation plan in place.

LEGAL PROCEEDINGS

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. Currently there are no legal proceedings pending or threatened against us. We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.

There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Neither the Articles of Incorporation nor the Bylaws of First Independence Corp. provide for indemnification of our directors. However, Section 607.0850 of the Florida Statutes provides indemnification of officers, directors, employees, and agents.

The general effect of the foregoing is to indemnify a control person, officer or director from liability under certain circumstances, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Share Exchange Agreement, on May 3, 2013, we issued 3,062,500 shares of our Common Stock to the CODESMART™ Stockholders, in exchange for 68.06% of the outstanding shares of CODESMART™. Such securities were not registered under the Securities Act of 1933. We relied on exemptions under Section 4(2) and Rule 701 of the Securities Act of 1933 to issue the Company’s shares in the Share Exchange Transaction.

On May 3, 2013, we issued 168,750 shares of Common Stock to certain accredited investors for an aggregate proceed of $270,000 pursuant to the Securities Purchase Agreement dated May 3, 2013. Such securities were issued in reliance upon the exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933.

Item 5.01 Changes in Control of Registrant.

On May 3, 2013, Nigel Lindsay (“Lindsay”), a majority shareholder of the Company, entered into a Securities Purchase Agreement (the “Purchase Agreement,” such transaction, the “Purchase Transaction”) with CODESMART™, pursuant to which Lindsay sold to CODESMART™ his 9,000,000 shares of Common Stock of the Company (the “Majority Interests”). Immediately after the Purchase Transaction on May 3, 2013, the 9,000,000 shares of Common Stock were cancelled.

Simultaneous with the consummation of the Purchase Transaction, the Company consummated the Share Exchange Transaction with CodeSmart Shareholders, where CodeSmart Shareholders received an aggregate of 3,062,500 shares of the Common Stock in exchange for 68.06% of the equity interests of CODESMART™.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective immediately prior to the closing of the Share Exchange Agreement on May 3, 2013, Nigel Lindsay, our former Chief Executive Officer, President and Director, resigned from each of his positions as directors and officers of the Company.

Also effective immediately prior to the closing of the Share Exchange Transaction on May 3, 2013, Ira Shapiro was appointed as the Chief Executive Officer and Chairman of the Board of the Company, and Sharon Franey was appointed as the Chief Operating Officer and director of the Company.

The business background descriptions of the newly appointed officers and directors are as follows:

Ira Shapiro, Chief Executive Officer, Chairman of the Board

Ira Shapiro, age 52,combines over 24 years of experience in healthcare senior management, talent management, and training in the health care sector. Mr. Shapiro has been involved in helping build over 75 management teams for major health care clients in both the provider and payer sectors and helped them succeed financially for turnarounds, expansions, and start-ups. Previously, he had been involved in 4 companies in health care staffing/consulting holding positions including Chief Executive Officer, Managing Director, and Board Member. Previously, Mr. Shapiro served as the Division President for Healthcare of The Performance Group, a national staffing company from 2010. Prior to that, he served as Chairman and CEO for New World Healthcare Corp., a national executive search firm in health care for 10 years until 2006. Additionally, Mr. Shapiro has served as the Managing Director and health care practice leader for Creative Management Strategies for 8 years until 1997. He also has recently been a CEO and consultant for a couple of other training and staffing consulting firms in health care over the past couple of years between 2007 and 2010 and helped build their companies. Mr. Shapiro has been recognized by the health care industry as an innovator in the hiring process and developed a copy written hiring process which yielded a success rate of over 98% for hiring of “A” players into companies. He also has directed some of the largest hiring programs in the history of the health care staffing business. Mr. Shapiro has an undergraduate degree from University of Miami in International Finance and Marketing.

Sharon Franey, Chief Operating Officer, Director

Sharon Franey, age 52, combines over 20 years of experience in business ownership and senior management. Previously, Mrs. Franey founded and grew a staffing company into several divisions including: a regional managed staffing division, a national Human Resource Outsource Division, a translation division, and Healthcare Network, a global healthcare consulting division. Mrs. Franey has overseen the deployment of as many as 8000 employees/consultants to customers on a simultaneous basis.

Mrs. Franey strongly believes in giving back, and has demonstrated this through her involvement in industry and community boards. She served 6 years as President for Pennsylvania Staffing Association, and she currently serves on the Executive Board of Directors for Lancaster Chamber of Commerce and United Disabilities, as well as, on the President’s Advisory Board of Messiah College, her Alma Mater.

In addition to graduating from Messiah College, Mrs. Franey also graduated from MIT’s program, Birthing of Giants. She has been recognized as being one of the 50 Best Business Women in Pennsylvania and a finalist in Ernst and Young’s, Entrepreneur of the Year.

Family Relationships

None.

Employment Agreement Of the Executive Officers

On May 8, 2013, the Company and Ira Shapiro entered into an Employment Agreement, where Mr. Shapiro was employed as Chief Executive Officer and Chairman of the Board of the Company for a term of four years with one-year automatic renewal term. Mr. Shapiro is entitled to the compensation consisting of $225,000 per year for base salary and an annual bonus if the performance targets are met at the discretion of the Board of the Directors.

On May 8, 2013, the Company and Sharon Franey entered into an Employment Agreement, where Ms. Franey was employed as Chief Operating Officer and Director of the Company for a term of four years of four years with one-year automatic renewal term. Ms. Franey is entitled to the compensation consisting of $225,000 per year for base salary and an annual bonus if the performance targets are met at the discretion of the Board of the Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2013, the Company filed Articles of Amendments to its Articles of Incorporation to (i) increase the aggregate number of shares which the Company shall have authority to issue to 600,000,000 shares, consisting of 500,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, par value $.0001 per share (“Preferred Stock”); (ii) to designate the rights of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), par value $.0001 per share, which is convertible into Common Stock on a one-to-one basis, with no dividend rights and no liquidation preferences.

On May 3, 2013, the Company changed its fiscal year end from December 31 to February 28 as a result of the Share Exchange Transaction consummated on May 3, 2013. The Share Exchange Transaction is accounted for as a reverse merger and recapitalization with the acquired company, CODESMART™, becoming the acquirer in this transaction.

Item 5.06 Change in Shell Company Status

As described in Item 1.01 and Item 2.01 of this Current Report, on May 3, 2013, we entered into a Share Exchange Agreement and consummated the Share Exchange Transaction, where we acquired all of the issued and outstanding shares of CODESMART™ in exchange for the issuance of 3,062,500 shares of Common Stock of the Company.

As a result of the Share Exchange, CODESMART™ became an operating subsidiary, of which 68.08% of the equity interests are owned by us, and upon the issuance of 3,062,500 shares of the Company’s Common Stock, the CODESMART™ Stockholders collectively own approximately 49.15% of all our issued and outstanding Common Stock. We currently have a total of 6,231,250 issued and outstanding shares of Common Stock.

As a result of the consummation of the Share Exchange, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired. The Audited Financial Statements of the Company are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits. Exhibit No. Description

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Incorporations filed with Florida Department of State on May 3, 2013.

4.1	Form of the Bridge Notes pursuant to a Subscription Agreement issued by The CodeSmart Group, Inc. on April 12, 2013.

10.1	Form of Share Exchange Agreement by and among the Company, The CodeSmart Group, Inc. and CodeSmart Stockholders, dated May 3, 2013.

10.2	Form of Subscription Agreement by and between the Company and certain accredited investors, dated April 12, 2013.

10.3	Form of Securities Purchase Agreement, dated May 3, 2013.

10.4	Form of Lockup Agreement between certain shareholders and the Company, dated May 3, 2013

10.5	Form of Employment Agreement between Ira Shapiro and the Company, dated May 8, 2013

10.6	Form of Employment Agreement between Sharon Franey and the Company, dated May 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Independence Corp.

Date: May 9, 2013	By:	/s/ Ira Shapiro
	Name:	Ira Shapiro
	Title:	Chief Executive Officer